Exhibit 23.1



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                        Mendlowitz Weitsen, LLP, CPAs
              K2 Brier Hill Court, East Brunswick, NJ 08816-3341
           Tel: 732.613.9700 Fax: 732.613.9705 E-mail: mw@MWLLP.com
                                www.mwllp.com

             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We hereby consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement of Deep Field Technologies, Inc. on Form SB-2 dated January 13, 2005, of our report dated November 11, 2004 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the Company's ability to continue as a going concern) for the years ended December 31, 2003 and 2002.


                                    /s/ Mendlowitz Weitsen, LLP
                                    ------------------------------------
                                    MENDLOWITZ WEITSEN, LLP
                                    East Brunswick, New Jersey


January 13, 2005